UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 3, 2008

(Date of earliest event reported) March 29, 2008

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PACIFIC ASIA PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-52770	30-0349798
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

250 East Hartsdale Ave., Hartsdale, New York 10530

(Address of Principal Executive Office) (Zip Code)

(914) 472-6070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On March 29, 2008, Pacific Asia Petroleum, Ltd. (“PAPL”), a wholly-owned Hong Kong subsidiary of Pacific Asia Petroleum, Inc. (“PAP”), and PAP (together with PAPL, the “Company”), entered into an Asset Transfer Agreement – Baode Area (the “ATA”) with BHP Billiton World Exploration Inc. (“BHP”), for the purchase by the Company of BHP’s 64.2858% participating interest (“BHP Interest”) held in a production sharing contract (the “Baode PSC”) with respect to the coalbed methane (“CBM”) and tight gas sand resource block known as the “Baode Area” located in the Shanxi Province in China.  If consummated in accordance with the terms of the ATA, the Company would purchase BHP’s participating interests pursuant to, and the Company would become a party to, the Baode PSC with respect to the BHP Interest, and the Company would assume BHP’s operator obligations under certain related operating agreements, effective upon satisfaction of certain closing conditions, waivers and approvals.

The BHP Interest comprises a contract area of approximately 160,000  acres. The base purchase price for the BHP Interest is  subject to upward adjustment to account for BHP’s cash flow payments and operating costs paid with respect to the BHP Interest from April 1, 2008 (the “Effective Date”) through the closing date, and downward adjustment to account for BHP’s receipt of revenues derived from the BHP Interest from the Effective Date through the closing date.

Pursuant to the ATA, the Company is obligated to pay to BHP a $500,000 deposit toward the purchase price on or before April 7, 2008, which is refundable if the ATA is terminated under certain conditions. The closing of the asset transfer contemplated pursuant to the ATA is contingent upon a number of conditions precedent, including:

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China United Coalbed Methane Corporation, Ltd. (“CUCBM”) waiving its preferred right to be assigned the participating interests, and consenting to the transfer of the BHP Interest to the Company;

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ChevronTexaco China Energy Company (“ChevronTexaco”) waiving its pre-emptive right to acquire the BHP Interest, and consenting to the transfer of the BHP Interest to the Company; and

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Approval of certain related agreements by the PRC Ministry of Land and Natural Resources and the assignment of BHP’s participating interest by the PRC Ministry of Commerce.

The percentage interest under the Baode PSC being acquired from BHP is 64.2858%.  The Company is currently a party to an asset transfer agreement with ChevronTexaco for the purchase of the balance 35.7142% participating interest under the Baode PSC (the “CVX ATA”); accordingly, upon closing of the BHP ATA and the CVX ATA, the Company will hold 100% of the participating interest under the Baode PSC.  Upon closing, the Company will assume BHP’s operating obligations under the operating agreements related to the Baode PSC.

At the closing, the Company will acquire all title and land rights to the assets belonging to BHP under the ATA. This is not an acquisition of a business, but an acquisition of title to hydrocarbon natural resources under the surface of the land.  The transaction does not result in the acquiring of existing employees, revenues, or customers, and the assets are not presently capable of independent operations as a business.

This Current Report on Form 8-K includes statements made herein about the Company and the ATA which are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the ability of the Company and the other party to the ATA to satisfy all conditions to closing. For information about these and other risks that may affect the Company, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Company’s other reports filed from time to time with the SEC. The Company assumes no obligation to update the forward-looking information in this Current Report on Form 8-K.

The preceding is qualified in its entirety by reference to the ATA that is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

 (d)

Exhibits

Exhibit Number	Description
10.1	Asset Transfer Agreement — Baode Area, dated March 29, 2008, by and among BHP Billiton World Exploration Inc., Pacific Asia Petroleum (HK), Ltd., and Pacific Asia Petroleum, Inc.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2008

Pacific Asia Petroleum, Inc.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli Chief Executive Officer

INDEX TO EXHIBIT

Exhibit Number	Description
10.1	Asset Transfer Agreement — Baode Area, dated March 29, 2008, by and among BHP Billiton World Exploration Inc., Pacific Asia Petroleum (HK), Ltd., and Pacific Asia Petroleum, Inc.